EXHIBIT 10.7



As of October 31, 2005


Taverniti So Jeans, LLC
5804 E. Slauson Avenue
Commerce, CA 90040
Attn:  Paul Guez

Re: Inventory Loan Facility

Dear Paul:

Reference is made to (i) the Factoring Agreement between FTC Commercial Corp. ("FTC") and Taverniti So Jeans, LLC (the "Company") dated November 22, 2004 (as supplemented or amended from time to time, the "Factoring Agreement") and (ii) the Continuing Security Agreement between FTC and the Company of even date herewith (as supplemented or amended from time to time, the "Security Agreement"). The Factoring Agreement, the Security Agreement, and all agreements now or hereafter entered into between FTC and the Company shall be referred to herein collectively as the "Company Agreements."

Except as otherwise provided in this letter agreement (this "Agreement"), any capitalized terms used herein but and not defined in this Agreement shall have the meanings assigned to such terms in the Factoring Agreement.

For purposes of this Agreement:

         "Inventory" as used herein shall have the meaning set forth in the Security Agreement.

         "Inventory Base" means up to thirty-three and one third percent (33.33%) of the value (the lesser of cost or market) of the Company's raw material and finished goods Inventory which FTC determines, in its sole discretion, to be eligible for inclusion in the Inventory Base. Without limiting the generality of the foregoing, the following Inventory shall not be eligible for inclusion in the Inventory Base if
         (i) such Inventory is over one hundred eighty (180) days old; (ii) such Inventory is defective or damaged; (iii) such Inventory is not located at the Company's premises at 5804 S. Slauson Avenue, Commerce, California 90040; (iv) such Inventory is located at any real property leased by the Company or at any contract warehouse, unless such Inventory is subject to a collateral access agreement acceptable to FTC and executed by the lessor or warehouseman, as the case may be, and unless such Inventory is separately identifiable from the goods of others, if any, stored on the premises; (v) the Company does not have good, valid, and marketable title to such Inventory; (vi) such Inventory is not subject to a valid and perfected first priority security interest in favor of FTC; (vii) such Inventory consists of bill and hold goods or goods acquired on consignment or (viii) such Inventory consists of work in process.

         "Obligations" means the any and all obligations of the Company under this Agreement and the Company Agreements.

This Agreement shall confirm our mutual understanding and agreement that, subject to the terms and conditions of the Company Agreements, and provided that no default or Event of Default under any of the Company Agreements and no termination of the Factoring Agreement has occurred, FTC may, in its sole and absolute discretion, extend an inventory loan facility to the Company in an aggregate principal amount outstanding at any time not to exceed the lesser of
(a) the Inventory Base or (b) up to $1,500,000 MINUS (i) the aggregate amount of then outstanding inventory loans made to Antik Denim, LLC ("Antik") under the Inventory Loan Facility between Antik and FTC dated July 25, 2005 (as amended, the "Antik Facility Agreement") and MINUS (ii) the aggregate amount of then outstanding inventory loans made to Blue Holdings, Inc. ("BHI") under the Inventory Loan Facility between BHI and FTC dated July 25, 2005 (as amended, the "BHI Facility Agreement"). The interest rate charged on outstanding inventory loans under this Agreement will be the same rate charged in Section 23 of the Factoring Agreement and will be calculated, computed and payable in accordance with the provisions of Section 23.

This Agreement shall terminate, at FTC's discretion, on the date which is the earlier to occur of: (a) the date on which a default or Event of Default occurs under this Agreement, the Company Agreements, the Factoring Agreement between FTC and Antik dated October 18, 2004 (as amended, the "Antik Factoring Agreement"), the Antik Facility Agreement or any of the other agreements between Antik and FTC (collectively, the "Antik Agreements"), or the Factoring Agreement between FTC and BHI dated July 25, 2005 (as amended, the "BHI Factoring Agreement"), the BHI Facility Agreement or any of the other agreements between BHI and FTC (collectively, the "BHI Agreements"); or (b) the date on which the Factoring Agreement, the Antik Factoring Agreement or the BHI Factoring Agreement is terminated in accordance with the notice provisions thereof.

In order to induce FTC to extend the foregoing inventory loan facility to the Company, the Company agrees that, so long as the Factoring Agreement remains in effect and any of the Obligations have not been paid and performed in full:

                  i. The Company shall, no later than twenty-one (21) days after the end of each month, provide to FTC: (a) an Inventory Certification or designation in the form attached hereto as "Attachment A" or in such other form as is acceptable to FTC; (b) an aging of all Inventory as of the end of such month, in form and substance acceptable to FTC; and (c) a report detailing the fabrics, the finished goods Inventory available for sale, and the finished goods Inventory sold, in each case as of the end of such month, in form and substance acceptable to FTC.

                  ii. The Company shall not sell, lease, transfer, assign, abandon or otherwise dispose of any of the Company's assets in which FTC has been granted a security interest under any of the Company Agreements, excluding sales of Inventory to the Company's customers in the ordinary course of business.

                  iii. The Company shall not become a guarantor, a surety, or otherwise liable for the debts or other obligations of any other person or firm, including, without limitation, any affiliate of the Company excluding debts or other obligations of any affiliate of the Company to FTC.

The inventory loan facility outlined in this Agreement shall be subject to the satisfaction of each of the following conditions precedent in a manner satisfactory to FTC:

                  i. The representations and warranties contained herein and in each of the other Company Agreements shall be true and correct as of the date of any inventory loans made under this Agreement.

                  ii. No default or Event of Default under this Agreement, the Company Agreements, the Antik Agreements, or the BHI Agreements shall have occurred or would occur as a result of any extension of credit under the facility described herein.

                  iii. FTC shall have received a duly executed original of this Agreement, the Security Agreement, and originals of the Guaranties, each in the form of Exhibit 1 hereto, to be executed by Blue Holdings, Inc. and Antik Denim, LLC, all of the foregoing to be dated as of the date hereof and duly executed by the Company and any guarantors of the Obligations, as applicable.

Nothing herein shall be construed as limiting or modifying in any way any of FTC's rights under the Company Agreements, including without limitation, FTC's rights, to be exercised in its sole and absolute discretion, to hold any reserve FTC deems necessary as security for payment and performance of the Obligations, change any advance rates, cease making advances or other financial accommodations to the Company and determine standards of eligibility. The Obligations shall be secured by a first lien on and security interest in all of the assets of the Company in which the Company has granted FTC a security interest under the Company Agreements. The failure to perform any of the terms and conditions of this Agreement or the breach of any of the representations or warranties contained in this Agreement shall constitute a default or an Event of Default under the Company Agreements, the Antik Agreements and the BHI Agreements and the failure to perform any of the terms and conditions of, or the breach of any of the representations or warranties contained in, the Company Agreements, the Antik Agreements or BHI Agreements the shall constitute a default under this Agreement. Without limiting any of FTC's rights under the Factoring Agreement, the Antik Factoring Agreement and the BHI Factoring Agreement (collectively, the "Related Factoring Agreements") to establish such reserves as FTC deems necessary, including reserves for concentration accounts, recourse accounts, disputed accounts, and non-disputed accounts, a default shall occur under this Agreement and the Company Agreements if (i) at the end of any fiscal quarter thirty percent (30%) or more of the aggregate outstanding unpaid accounts assigned to FTC under the Related Factoring Agreements are sixty (60) or more days past due and/or (ii) at the end of any fiscal quarter the aggregate amount of accounts charged back by FTC under the Related Factoring Agreements during such fiscal quarter is equal to or greater than thirty percent (30%) or more of the aggregate amount of accounts assigned to FTC under the Related Factoring Agreements during such fiscal quarter.

The foregoing is based upon the financial condition of the Company as represented in the financial statement dated ___________________________, which the Company has represented and warranted completely and correctly reflects the Company's financial condition. In addition, by its signature below, the Company further represents and warrants that there has been no material adverse change in the Company's financial condition since such statement was prepared.

Please sign below to acknowledge that the Company is in agreement with all of the foregoing.

Very truly yours,                           ACKNOWLEDGED AND AGREED TO:

FTC COMMERCIAL CORP.                        TAVERNITI SO JEANS, LLC

By: /s/ Ken Wengrod                         By:  /s/ Patrick Chow
   ------------------------------              -------------------------------
        Ken Wengrod, President              Title:   CFO



                    AGREEMENT AND REAFFIRMATION BY GUARANTOR

The undersigned has executed a Guaranty dated November 22, 2004 (the "Guez Guaranty") in connection with the Factoring Agreement between TAVERNITI SO JEANS, LLC (the "Company") and FTC COMMERCIAL CORP. ("FTC") dated November 22, 2004 and various related instruments and documents. The undersigned agrees that the Guez Guaranty shall apply to all obligations of the Company under the above Inventory Loan Facility Agreement and the Company Agreements.

The undersigned hereby reaffirms the Guez Guaranty and agrees that no provisions of the above Inventory Loan Facility Agreement shall in any way limit any of the terms or provisions of the Guez Guaranty or any other documents executed by the undersigned in favor of FTC, all of which are hereby ratified and affirmed and the same shall continue in full force and effect in accordance with the provisions hereof.


                           /s/ Paul Guez
                           ----------------------------
                           Paul Guez